As filed with the Securities and Exchange Commission on August 8, 2007

Registration No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act Of 1933

PROS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	76-0168604
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

3100 Main Street, Suite 900

Houston, TX 77002

Telephone: (713) 335-5151

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

1999 EQUITY INCENTIVE PLAN

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Albert E. Winemiller

Chief Executive Officer and President

3100 Main Street, Suite 900

Houston, TX 77002

Telephone: (713) 335-5151

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

John J. Gilluly III, P.C.

DLA Piper US LLP

1221 South MoPac Expressway, Suite 400

Austin, TX 78746

(512) 457-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value
—Outstanding under the 1999 Equity Incentive Plan	342,260 shares	$0.96	(2)	$328,570	$11
—Outstanding under the 2007 Equity Incentive Plan	1,388,000 shares	$6.84	(3)	$9,493,920	$292
—To be issued under the 2007 Equity Incentive Plan	482,000 shares	$11.39	(4)	$5,489,980	$169
TOTAL	2,212,260 shares			$15,312,470	$472

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1999 Equity Incentive Plan or 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)             Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $0.96 per share represents the weighted average exercise price for outstanding options.

(3)             Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $6.84 per share represents the weighted average exercise price for outstanding options.

(4)             Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $11.39, which is based on the average of the high and low prices of PROS Holdings, Inc. Common Stock reported on the New York Stock Exchange on August 6, 2007.

PROS HOLDINGS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.                    Plan Information.*

Item 2.                    Registration Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission “) and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference

PROS Holdings, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)  The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on June 28, 2007, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-141884) and which includes audited financial statements for the Registrant’s latest fiscal year; and

(2)  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33554) filed with the Commission on June 21, 2007, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.                    Description of Securities.

Not applicable.

2

Item 5.                    Interests of Named Experts and Counsel.

The validity of the Shares of Common Stock offered hereby will be passed upon by DLA Piper US LLP, Austin, Texas, counsel to the Registrant.

Item 6.                    Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.”  While this statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.  The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit.  As permitted by the statute, the Registrant has adopted provisions in its certificate of incorporation that eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.  The Registrant’s certificate of incorporation eliminates the personal liability of each of its directors for monetary damages resulting from any breach of his fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law regarding unlawful dividends, stock purchases and redemptions; or

•                  for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other individuals against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s bylaws provide that the Registrant shall indemnify each director and officer whom it shall have power to indemnify against any expenses, liabilities, or other matters permitted by the Delaware General Corporation Law.

3

The Registrant’s bylaws provide that:

•                  the Registrant is required to indemnify its directors and officers, subject to limited exceptions in which such directors or officers are adjudged to be liable to the Registrant;

•                  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•                  the rights conferred in the bylaws are not exclusive.

In addition, the Registrant is entering into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant also has obtained directors’ and officers’ insurance to cover its directors, officers and some of the Registrant’s employees for liabilities, including coverage for public securities matters.

Item 7.                    Exemption from Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

Exhibit Number	Description of Documents
4.1

1999 Equity Incentive Plan , as amended to date (which is incorporated h erein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-141884), as amended, (“Registrant’s Form S-1”)).

4.2	2007 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of DLA Piper US LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

4

Item 9.                    Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6 — Indemnification of Directors and Officers” above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 8th day of August, 2007.

PROS HOLDINGS, INC.

By	/s/ Albert E. Winemiller
Albert E. Winemiller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Albert E. Winemiller and Charles H. Murphy and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Albert E. Winemiller	Chairman, President and Chief	August 8, 2007
Albert E. Winemiller	Executive Officer (principal executive officer)
/s/ Charles H. Murphy	Executive Vice President and	August 8, 2007
Charles H. Murphy	Chief Financial Officer (principal financial and accounting officer)
/s/ Kurt R. Jaggers	Director	August 8, 2007
Kurt R. Jaggers
/s/ Harry S. Gruner	Director	August 8, 2007
Harry S. Gruner
/s/ Greg B. Petersen	Director	August 8, 2007
Greg B. Petersen
/s/ Timothy V. Williams	Director	August 8, 2007
Timothy V. Williams
/s/ Mariette M. Woestemeyer	Director	August 8, 2007
Mariette M. Woestemeyer
/s/ Ronald F. Woestemeyer	Director	August 8, 2007
Ronald F. Woestemeyer

EXHIBIT INDEX

Exhibit No.
4.1

1999 Equity Incentive Plan , as amended to date (which is incorporated h erein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-141884), as amended, (“Registrant’s Form S-1”)).

4.2	2007 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of DLA Piper US LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper US LLP (i ncluded in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).